EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-238306) of BellRing Brands, Inc. of our report dated June 23, 2023, relating to the December 31, 2022 financial statements of BellRing Brands, Inc. 401(k) Plan which appears in this Form 11-K.

/s/ Armanino LLP
St. Louis, Missouri
June 26, 2024